Zions Bancorporation, N.A. One South Main Salt Lake City, UT 84133 January 24, 2022
www.zionsbancorporation.com
Fourth Quarter 2021 Financial Results: FOR IMMEDIATE RELEASE
Investor and Media Contact: James Abbott (801) 844-7637

Zions Bancorporation, N.A. reports: 4Q21 Net Earnings of $207 million, diluted EPS of $1.34 compared with 4Q20 Net Earnings of $275 million, diluted EPS of $1.66, and 3Q21 Net Earnings of $234 million, diluted EPS of $1.45
2021 Annual Net Earnings of $1.1 billion, diluted EPS of $6.79, compared with 2020 Annual Net Earnings of $505 million, diluted EPS of $3.02

FOURTH QUARTER RESULTS

$1.34	$207 million	2.58%	10.2%
Net earnings per diluted common share	Net Earnings	Net interest margin (“NIM”)	Common Equity Tier 1 ratio

FOURTH QUARTER HIGHLIGHTS¹

Net Interest Income and NIM	•	Net interest income was $553 million, compared with $550 million
	•	NIM was 2.58%, compared with 2.95%, and was impacted by significant deposit growth and an accompanying change in the composition of interest-earning assets

Operating Performance	•	Pre-provision net revenue ("PPNR") was $304 million, up 2%, and adjusted PPNR² was $288 million, up 3%
	•	Noninterest expense was $449 million, up 6%, and adjusted noninterest expense² was $446 million, up 5%, and included a $10 million charitable contribution during the current quarter
	•	The efficiency ratio² was 60.8%, compared with 60.2%

Loans and Credit Quality	•	Loans and leases were $50.9 billion, down $2.6 billion, or 5%; excluding PPP, loans and leases were $49.0 billion, up $1.1 billion, or 2%
	•	The provision for credit losses was a positive $25 million, compared with a negative $67 million
	•	The allowance for credit losses was 1.13% of loans (ex-PPP), compared with 1.74% of loans (ex-PPP)
	•	Nonperforming assets[3] were $269 million, or 0.6%, of loans (ex-PPP), compared with $371 million, or 0.8%, of loans (ex-PPP)

Capital	•	The CET1 capital ratio was 10.2%, compared with 10.8%
	•	Common stock repurchases during the quarter of $325 million, 5.0 million shares, or 3.2% of shares outstanding as of September 30, 2021

Notable items	•	Net gain related to SBIC investments of $19 million
	•	Gain on sale of bank-owned facilities of $12 million in advance of occupying our new technology campus in mid-2022
	•	Deposits were $82.8 billion, up $13.1 billion, or 19%, resulting in a loan-to-deposit ratio of 61%
	•	During the quarter, $1.1 billion of PPP loans were forgiven by the SBA, which contributed $30 million of interest income through accelerated recognition of net unamortized deferred fees

CEO COMMENTARY

Harris H. Simmons, Chairman and CEO of Zions Bancorporation, commented, “We were pleased with our fourth quarter results, which included $1.4 billion of non-PPP loan growth relative to the third quarter – an 11.7% annualized growth rate after a period of attrition in loan volumes in earlier months of the pandemic. Credit quality remained very strong, as demonstrated by a 0.01% annualized net charge-off rate, both for the fourth quarter and the full year. Customer-related noninterest income increased 9.4% over the prior year’s fourth quarter.

“Finally, continued strong growth in average deposits, which increased 19.3% over the prior year quarter – with average noninterest-bearing demand deposits comprising 51% of total deposits versus 47% a year ago – allowed us to increase our securities portfolio by 43% from the year-ago period, while leaving considerable upside for margin expansion as interest rates rise.”

OPERATING PERFORMANCE[2]
1 Comparisons noted in the bullet points are calculated for the current quarter versus the same prior-year period, unless otherwise specified.
2 For information on non-GAAP financial measures, see pages 17-19.
3 Does not include banking premises held for sale.

ZIONS BANCORPORATION, N.A.
Press Release – Page 2
January 24, 2022
Comparisons noted in the sections below are calculated for the current quarter versus the same prior-year period, unless otherwise specified. Growth rates of 100% or more are considered not meaningful (“NM”) as they generally reflect a low initial starting point.
RESULTS OF OPERATIONS

Net Interest Income and Margin
				4Q21 - 3Q21		4Q21 - 4Q20
(In millions)	4Q21	3Q21	4Q20	$	%	$	%
Interest and fees on loans	$471	$484	$499	$(13)	(3)%	$(28)	(6)%
Interest on money market investments	7	7	3	—	—	4	NM
Interest on securities	88	78	69	10	13	19	28
Total interest income	566	569	571	(3)	(1)	(5)	(1)
Interest on deposits	7	7	13	—	—	(6)	(46)
Interest on short- and long-term borrowings	6	7	8	(1)	(14)	(2)	(25)
Total interest expense	13	14	21	(1)	(7)	(8)	(38)
Net interest income	$553	$555	$550	$(2)	—	$3	1
				bps		bps
Yield on interest-earning assets[1]	2.64%	2.75%	3.06%	(11)		(42)
Rate paid on total deposits and interest-bearing liabilities[1]	0.06%	0.07%	0.12%	(1)		(6)
Cost of total deposits[1]	0.03%	0.03%	0.08%	—		(5)
Net interest margin[1]	2.58%	2.68%	2.95%	(10)		(37)
1 Rates are calculated using amounts in thousands and a tax rate of 21% for the periods presented.
Net interest income increased $3 million to $553 million in the fourth quarter of 2021, driven largely by a significant increase in average earning assets. Growth in these assets had a dilutive effect on the net interest margin, given an increased concentration in lower-yielding assets and the low interest rate environment.
Average interest-earning assets increased $11.4 billion, or 15%, driven by growth in money market investments, securities, and commercial loans (ex-PPP). These increases were partially offset by declines in PPP and consumer loans. Average money market investments, including short-term deposits held at the Federal Reserve, increased to 15.4% of average interest-earning assets, compared with 7.2%. Average securities increased to 25.9% of average interest-earning assets, compared with 20.9%, as we have actively deployed excess liquidity into short-to-medium duration securities.
The net interest margin was 2.58%, compared with 2.95%. The yield on average interest-earning assets was 2.64% in the fourth quarter of 2021, a decrease of 42 basis points. The yield on total loans remained relatively stable at 3.73%, compared with 3.71%. Excluding PPP loans, the yield on loans decreased 18 basis points. The yield on securities decreased 20 basis points, primarily due to lower yields on re-investment of principal payments and other purchases throughout the year.
The annualized cost of total deposits for the fourth quarter of 2021 was 0.03%, compared with 0.08%. The rate paid on total deposits and interest-bearing liabilities was 0.06%, a decrease from 0.12% during the fourth quarter of 2020, which was primarily due to low deposit rates and strong noninterest bearing deposit growth. Average noninterest bearing deposits as a percentage of total deposits were 51%, compared with 47% for the same prior year period.
During the fourth quarter of 2021, more than 10,000 PPP loans, totaling $1.1 billion, were forgiven by the SBA. Total interest income from PPP loans was $44 million, of which $30 million was related to accelerated recognition of net unamortized deferred fees on these loans due to forgiveness. At December 31, 2021, the remaining unamortized net origination fees on these loans totaled $45 million.
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ZIONS BANCORPORATION, N.A.
Press Release – Page 3
January 24, 2022

Noninterest Income
				4Q21 - 3Q21		4Q21 - 4Q20
(In millions)	4Q21	3Q21	4Q20	$	%	$	%
Commercial account fees	$34	$34	$32	$—	—%	$2	6%
Card fees	25	25	22	—	—	3	14
Retail and business banking fees	19	20	18	(1)	(5)	1	6
Loan-related fees and income	22	27	25	(5)	(19)	(3)	(12)
Capital markets and foreign exchange fees	24	17	19	7	41	5	26
Wealth management fees	13	13	10	—	—	3	30
Other customer-related fees	15	15	13	—	—	2	15
Customer-related fees	152	151	139	1	1	13	9
Fair value and nonhedge derivative income (loss)	(1)	2	8	(3)	NM	(9)	NM
Dividends and other income	19	9	7	10	NM	12	NM
Securities gains (losses), net	20	(23)	12	43	NM	8	67
Total noninterest income	$190	$139	$166	$51	37	$24	14

Total customer-related fees increased $13 million, or 9%, to $152 million, driven by increased capital markets and foreign exchange activity, card fees, and wealth management fees, partially offset by a decrease in loan-related fees and income.
Dividends and other income increased $12 million, primarily due to the gain on sale of certain bank-owned facilities during the quarter. These sales resulted from the consolidation of a substantial portion of our technology and operations facilities in advance of occupying our new Corporate Technology Center, which is expected to be completed in mid-2022. The new technology campus will allow us to achieve efficiencies by eliminating smaller facilities and reducing related occupancy costs.
Net securities gains and losses increased $8 million, primarily due to net gains related to our SBIC investment portfolio. During the fourth quarter of 2021, we recognized a $31 million realized gain resulting from the sale of one of our SBIC investments, which was partially offset by a $12 million negative mark-to-market adjustment to our investment in Recursion Pharmaceuticals, Inc., reducing our remaining $35 million unrealized gain from the third quarter of 2021.
We recognized a $1 million loss related to a credit valuation adjustment (“CVA”) on client-related interest rate swaps, compared with an $8 million CVA gain in the prior year period. The CVA may fluctuate from period to period based on the credit quality of our clients and changes in interest rates, which impacts the value of, and our credit exposure to, the client-related interest rate swaps.

Noninterest Expense
				4Q21 - 3Q21		4Q21 - 4Q20
(In millions)	4Q21	3Q21	4Q20	$	%	$	%
Salaries and employee benefits	$282	$285	$277	$(3)	(1)%	$5	2%
Occupancy, net	32	33	33	(1)	(3)	(1)	(3)
Furniture, equipment and software, net	33	31	30	2	6	3	10
Other real estate expense, net	—	—	1	—	—	(1)	NM
Credit-related expense	7	7	6	—	—	1	17
Professional and legal services	15	16	19	(1)	(6)	(4)	(21)
Advertising	6	4	6	2	50	—	—
FDIC premiums	7	5	6	2	40	1	17
Other	67	48	46	19	40	21	46
Total noninterest expense	$449	$429	$424	$20	5	$25	6
Adjusted noninterest expense [1]	$446	$432	$423	$14	3	$23	5
1 For information on non-GAAP financial measures, see pages 17-19.
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ZIONS BANCORPORATION, N.A.
Press Release – Page 4
January 24, 2022
Noninterest expense increased $25 million, or 6%, relative to the prior year quarter, and was largely attributable to a $21 million increase in other noninterest expense. This increase was primarily due to a $10 million donation to our charitable foundation, as well as increases related to a success fee accrual adjustment for our SBIC investments, software licenses and maintenance, and other business development costs.
Salaries and benefits expense increased $5 million, or 2%, and was partially offset by a $4 million, or 21% decrease in professional and legal services, largely due to higher technology spend and third-party assistance related to PPP loan forgiveness in the prior year period.
Adjusted noninterest expense increased $23 million, or 5%, to $446 million, and includes the previously discussed $10 million charitable contribution, compared with $423 million for the prior year period. The efficiency ratio was 60.8%, compared with 60.2%. Excluding the $10 million charitable contribution, the efficiency ratio for the fourth quarter of 2021 would have been 59.4%. For information on non-GAAP financial measures, including differences between noninterest expense and adjusted noninterest expense, see pages 17-19.
BALANCE SHEET ANALYSIS

Loans and Leases
				4Q21 - 3Q21		4Q21 - 4Q20
(In millions)	4Q21	3Q21	4Q20	$	%	$	%
Loans held for sale	$83	$67	$81	$16	24%	$2	2%
Loans and leases:
Commercial – excluding PPP loans	$26,585	$25,369	$24,900	$1,216	5	$1,685	7
Commercial – PPP loans	1,855	3,080	5,572	(1,225)	(40)	(3,717)	(67)
Commercial real estate	12,198	12,153	12,104	45	—	94	1
Consumer	10,213	10,076	10,900	137	1	(687)	(6)
Loans and leases, net of unearned income and fees	50,851	50,678	53,476	173	—	(2,625)	(5)
Less allowance for loan losses	513	491	777	22	4	(264)	(34)
Loans and leases held for investment, net of allowance	$50,338	$50,187	$52,699	$151	—	$(2,361)	(4)

Unfunded lending commitments and letters of credit	$26,661	$26,138	$24,949	$523	2	$1,712	7
Loans and leases, net of unearned income and fees, decreased $2.6 billion, or 5%, to $50.9 billion at December 31, 2021, primarily due to the forgiveness of PPP loans. Excluding PPP loans, total loans and leases increased $1.1 billion, or 2%, to $49.0 billion. Municipal loans, owner occupied loans, and commercial and industrial loans increased $0.7 billion, $0.5 billion, and $0.4 billion, respectively. Consumer 1-4 family residential mortgage loans decreased $0.9 billion, primarily due to continued refinancing activity, while home equity lines of credit increased $0.3 billion.
Unfunded lending commitments and letters of credit increased $1.7 billion, or 7%, to $26.7 billion at December 31, 2021, primarily due to growth in our home equity credit line and commercial and industrial loan portfolios as well as a decrease in commitment utilization.
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ZIONS BANCORPORATION, N.A.
Press Release – Page 5
January 24, 2022

Credit Quality
				4Q21 - 3Q21		4Q21 - 4Q20
(In millions)	4Q21	3Q21	4Q20	$	%	$	%
Provision for credit losses	$25	$(46)	$(67)	$71	NM	$92	NM
Allowance for credit losses	553	529	835	24	5%	(282)	(34)%
Net loan and lease charge-offs (recoveries)	1	(1)	15	2	NM	(14)	(93)
Nonperforming assets[2]	272	324	371	(52)	(16)	(99)	(27)
Classified loans	1,236	1,397	1,641	(161)	(12)	(405)	(25)
	4Q21	3Q21	4Q20	bps		bps
Ratio of ACL to loans[1] and leases outstanding, at period end	1.09%	1.04%	1.56%	5		(47)
Ratio of ACL to loans[1] and leases outstanding (ex-PPP), at period end	1.13%	1.11%	1.74%	2		(61)
Annualized ratio of net loan and lease charge-offs to average loans	0.01%	(0.01)%	0.11%	2		(10)
Ratio of classified loans to total loans and leases (ex-PPP)	2.52%	2.93%	3.43%	(41)		(91)
Ratio of nonperforming assets[1] and accruing loans 90 days or more past due to loans and leases and other real estate owned	0.55%	0.64%	0.71%	(9)		(16)
1 Does not include loans held for sale.
2 Does not include banking premises held for sale.
Net loan and lease charge-offs were $1 million, compared with $15 million in the prior year quarter, reflecting strong credit performance. During the fourth quarter of 2021, we recorded a positive $25 million provision for credit losses, compared with a negative $67 million provision for the prior year period. The allowance for credit losses (“ACL”) was $553 million at December 31, 2021, compared with $835 million at December 31, 2020. The decrease in the ACL was due largely to improvements in economic forecasts and credit quality, compared with the economic stress caused by the COVID-19 pandemic in the prior year period, and was partially offset by the expected impact of the resurgence of COVID-19 cases resulting from the Omicron variant. The ratio of ACL to total loans and leases (ex-PPP) was 1.13% at December 31, 2021, compared with 1.74% at December 31, 2020.

Deposits and Borrowed Funds
				4Q21 - 3Q21		4Q21 - 4Q20
(In millions)	4Q21	3Q21	4Q20	$	%	$	%
Noninterest-bearing demand	$41,053	$39,150	$32,494	$1,903	5%	$8,559	26%
Interest-bearing:
Savings and money market	40,114	37,046	34,571	3,068	8	5,543	16
Time	1,622	1,688	2,588	(66)	(4)	(966)	(37)
Total deposits	$82,789	$77,884	$69,653	$4,905	6	$13,136	19
Borrowed funds:
Federal funds purchased and other short-term borrowings	$903	$579	$1,572	$324	56	$(669)	(43)
Long-term debt	1,012	1,020	1,336	(8)	(1)	(324)	(24)
Total borrowed funds	$1,915	$1,599	$2,908	$316	20	$(993)	(34)
Total deposits increased $13.1 billion, or 19%, to $82.8 billion, primarily due to a $8.6 billion increase in noninterest-bearing deposits. Average total deposits increased to $81.4 billion, compared with $68.3 billion for the fourth quarter of 2020. Average noninterest-bearing deposits increased 29% to $41.4 billion, from $32.0 billion, and were 51% and 47% of average total deposits for the respective time periods.
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ZIONS BANCORPORATION, N.A.
Press Release – Page 6
January 24, 2022
Total borrowed funds decreased $1.0 billion, or 34%, to $1.9 billion. Average borrowed funds decreased to $1.7 billion, compared with $2.7 billion for the prior year quarter. The decrease in long-term debt was primarily due to the maturity of $281 million of 3-year, 3.50% senior notes during the third quarter of 2021. The decrease in overall borrowed funds continues to reflect less reliance on federal funds purchased and other short-term borrowings due to strong deposit growth.

Shareholders’ Equity
				4Q21 - 3Q21		4Q21 - 4Q20
(In millions, except share data)	4Q21	3Q21	4Q20	$	%	$	%
Shareholders’ equity:
Preferred stock	$440	$440	$566	$—	—%	$(126)	(22)%
Common stock and additional paid-in capital	1,928	2,245	2,686	(317)	(14)	(758)	(28)
Retained earnings	5,175	5,025	4,309	150	3	866	20
Accumulated other comprehensive income (loss)	(80)	64	325	(144)	NM	(405)	NM
Total shareholders’ equity	$7,463	$7,774	$7,886	$(311)	(4)	$(423)	(5)
Capital distributions:
Common dividends paid	$58	$62	$56	$(4)	(6)	$2	4
Bank common stock repurchased	325	325	—	—	—	325	NM
Total capital distributed to common shareholders	$383	$387	$56	$(4)	(1)	$327	NM

				shares	%	shares	%
Weighted average diluted common shares outstanding (in thousands)	153,635	160,480	163,900	(6,845)	(4)%	(10,265)	(6)%
Common shares outstanding, at period end (in thousands)	151,625	156,530	164,090	(4,905)	(3)	(12,465)	(8)
The common stock dividend was $0.38 per share, compared with $0.34 during the prior year quarter. Weighted average diluted shares outstanding decreased 10.3 million from the fourth quarter of 2020, primarily due to share repurchases. During the fourth quarter of 2021, we repurchased 5.0 million common shares outstanding for $325 million, which was equivalent to 3.2% of common stock outstanding as of September 30, 2021. During the last four quarters, we repurchased 13.5 million common shares outstanding for $800 million, which was equivalent to 8.2% of common stock outstanding as of the prior year end.
Preferred stock decreased $126 million due to the redemption of the outstanding shares of our 5.75% Series H Non-Cumulative Perpetual Preferred Stock at par value during the second quarter of 2021. Accumulated other comprehensive income decreased $405 million to a loss of $80 million at December 31, 2021, primarily due to decreases in the fair value of available-for-sale securities as a result of changes in interest rates.
Tangible book value per common share increased to $39.62, compared with $38.42. Basel III common equity tier 1 (“CET1”) capital was $6.1 billion, compared with $6.0 billion. The estimated Basel III CET1 capital ratio was 10.2%, compared with 10.8%.
Our Tier 1 leverage ratio declined to 7.2% from 8.3%, and has become more relevant in our capital adequacy assessments. Recent deposit-driven balance sheet growth has resulted in a modest reduction in our risk-weighted regulatory capital ratios, but a larger reduction in the Tier 1 leverage ratio, as the denominator for this ratio is not adjusted for risk.

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ZIONS BANCORPORATION, N.A.
Press Release – Page 7
January 24, 2022
Supplemental Presentation and Conference Call
Zions has posted a supplemental presentation to its website, which will be used to discuss these fourth quarter results at 5:30 p.m. ET on January 24, 2022. Media representatives, analysts, investors, and the public are invited to join this discussion by calling (253) 237-1247 (domestic and international) and entering the passcode 9682126, or via on-demand webcast. A link to the webcast will be available on the Zions Bancorporation website at zionsbancorporation.com. The webcast of the conference call will also be archived and available for 30 days.
About Zions Bancorporation, N.A.
Zions Bancorporation, N.A. is one of the nation's premier financial services companies with annual net revenue of $2.9 billion in 2021 and more than $90 billion of total assets. Zions operates under local management teams and distinct brands in 11 western states: Arizona, California, Colorado, Idaho, Nevada, New Mexico, Oregon, Texas, Utah, Washington, and Wyoming. The Bank is a consistent recipient of national and state-wide customer survey awards in small and middle-market banking, as well as a leader in public finance advisory services and Small Business Administration lending. In addition, Zions is included in the S&P 500 and NASDAQ Financial 100 indices. Investor information and links to local banking brands can be accessed at zionsbancorporation.com.
Forward-Looking Information
This earnings release includes “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements, often accompanied by words such as “may,” “might,” “could,” “anticipate,” “expect,” and similar terms, are based on management’s current expectations and assumptions regarding future events or determinations, all of which are subject to known and unknown risks and uncertainties.
Forward-looking statements are not guarantees, nor should they be relied upon as representing management’s views as of any subsequent date. Factors that could cause our actual results, performance or achievements, industry trends, and results or regulatory outcomes to differ materially from those expressed or implied in the forward-looking statements are discussed in our 2020 Form 10-K and subsequent filings with the Securities and Exchange Commission (SEC), and are available on our website (zionsbancorporation.com) and from the SEC (sec.gov).
Except to the extent required by law, we specifically disclaim any obligation to update any factors or to publicly announce the revisions to any forward-looking statements to reflect future events or developments.
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ZIONS BANCORPORATION, N.A.
Press Release – Page 8
January 24, 2022
FINANCIAL HIGHLIGHTS
(Unaudited)

	Three Months Ended
(In millions, except share, per share, and ratio data)	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
BALANCE SHEET [1]
Loans held for investment, net of allowance	$50,338	$50,187	$50,863	$52,826	$52,699
Total assets	93,200	88,306	87,208	85,121	81,479
Deposits	82,789	77,884	76,105	73,853	69,653
Total shareholders’ equity	7,463	7,774	8,033	7,933	7,886
STATEMENT OF INCOME
Net earnings applicable to common shareholders	$207	$234	$345	$314	$275
Net interest income	553	555	555	545	550
Taxable-equivalent net interest income [2]	563	562	562	553	557
Total noninterest income	190	139	205	169	166
Total noninterest expense	449	429	428	435	424
Adjusted pre-provision net revenue [2]	288	290	290	253	280
Provision for credit losses	25	(46)	(123)	(132)	(67)
SHARE AND PER COMMON SHARE AMOUNTS
Net earnings per diluted common share	$1.34	$1.45	$2.08	$1.90	$1.66
Dividends	0.38	0.38	0.34	0.34	0.34
Book value per common share [1]	46.32	46.85	46.80	44.98	44.61
Tangible book value per common share [1,2]	39.62	40.37	40.54	38.77	38.42
Weighted average share price	63.69	54.78	55.86	51.34	36.86
Weighted average diluted common shares outstanding (in thousands)	153,635	160,480	163,054	163,887	163,900
Common shares outstanding (in thousands) [1]	151,625	156,530	162,248	163,800	164,090
SELECTED RATIOS AND OTHER DATA
Return on average assets	0.92%	1.08%	1.65%	1.57%	1.41%
Return on average common equity	11.5%	12.3%	18.6%	17.4%	15.3%
Return on average tangible common equity [2]	13.4%	14.2%	21.6%	20.2%	17.8%
Net interest margin	2.58%	2.68%	2.79%	2.86%	2.95%
Cost of total deposits, annualized	0.03%	0.03%	0.04%	0.05%	0.08%
Efficiency ratio [2]	60.8%	59.8%	59.1%	63.5%	60.2%
Effective tax rate	20.8%	22.8%	22.2%	21.7%	20.9%
Ratio of nonperforming assets to loans and leases and other real estate owned	0.53%	0.64%	0.60%	0.61%	0.69%
Annualized ratio of net loan and lease charge-offs to average loans	0.01%	(0.01)%	(0.02)%	0.06%	0.11%
Ratio of total allowance for credit losses to loans and leases outstanding [1]	1.09%	1.04%	1.12%	1.30%	1.56%
Full-time equivalent employees	9,685	9,641	9,727	9,682	9,678
CAPITAL RATIOS AND DATA [1]
Common equity tier 1 capital [3]	$6,068	$6,236	$6,383	$6,206	$6,013
Risk-weighted assets [3]	59,600	57,459	56,339	55,402	55,866
Tangible common equity ratio	6.5%	7.2%	7.6%	7.6%	7.8%
Common equity tier 1 capital ratio [3]	10.2%	10.9%	11.3%	11.2%	10.8%
Tier 1 leverage ratio [3]	7.2%	7.6%	8.0%	8.3%	8.3%
Tier 1 risk-based capital ratio [3]	10.9%	11.6%	12.1%	12.2%	11.8%
Total risk-based capital ratio [3]	12.8%	13.6%	14.2%	14.5%	14.1%
1 At period end.
2    For information on non-GAAP financial measures, see pages 17-19.
3 Current period ratios and amounts represent estimates.
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ZIONS BANCORPORATION, N.A.
Press Release – Page 9
January 24, 2022
CONSOLIDATED BALANCE SHEETS

(In millions, shares in thousands)	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
ASSETS
Cash and due from banks	$595	$597	$525	$576	$543
Money market investments:
Interest-bearing deposits	10,283	9,442	10,086	8,427	1,074
Federal funds sold and security resell agreements	2,133	1,858	1,714	1,315	5,765
Investment securities:
Held-to-maturity[1], at amortized cost	441	459	620	583	636
Available-for-sale, at fair value	24,048	20,461	18,170	16,644	15,731
Trading account, at fair value	372	305	181	189	266
Total securities, net of allowance	24,861	21,225	18,971	17,416	16,633
Loans held for sale	83	67	66	77	81
Loans and leases, net of unearned income and fees	50,851	50,678	51,398	53,472	53,476
Less allowance for loan losses	513	491	535	646	777
Loans held for investment, net of allowance	50,338	50,187	50,863	52,826	52,699
Other noninterest-bearing investments	851	868	895	815	817
Premises, equipment and software, net	1,319	1,282	1,239	1,236	1,209
Goodwill and intangibles	1,015	1,015	1,015	1,016	1,016
Other real estate owned	8	21	23	3	4
Other assets	1,714	1,744	1,811	1,414	1,638
Total assets	$93,200	$88,306	$87,208	$85,121	$81,479
LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Noninterest-bearing demand	$41,053	$39,150	$38,128	$35,882	$32,494
Interest-bearing:
Savings and money market	40,114	37,046	36,037	35,762	34,571
Time	1,622	1,688	1,940	2,209	2,588
Total deposits	82,789	77,884	76,105	73,853	69,653
Federal funds purchased and other short-term borrowings	903	579	741	1,032	1,572
Long-term debt	1,012	1,020	1,308	1,299	1,336
Reserve for unfunded lending commitments	40	38	39	49	58
Other liabilities	993	1,011	982	955	974
Total liabilities	85,737	80,532	79,175	77,188	73,593
Shareholders’ equity:
Preferred stock, without par value; authorized 4,400 shares	440	440	440	566	566
Common stock[2] ($0.001 par value; authorized 350,000 shares) and additional paid-in capital	1,928	2,245	2,565	2,653	2,686
Retained earnings	5,175	5,025	4,853	4,566	4,309
Accumulated other comprehensive income	(80)	64	175	148	325
Total shareholders’ equity	7,463	7,774	8,033	7,933	7,886
Total liabilities and shareholders’ equity	$93,200	$88,306	$87,208	$85,121	$81,479
[1] Held-to-maturity (fair value)	$443	$461	$622	$584	$640
[2] Common shares (issued and outstanding)	151,625	156,530	162,248	163,800	164,090
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ZIONS BANCORPORATION, N.A.
Press Release – Page 10
January 24, 2022
CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)	Three Months Ended
(In millions, except share and per share amounts)	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
Interest income:
Interest and fees on loans	$471	$484	$492	$488	$499
Interest on money market investments	7	7	4	3	3
Interest on securities	88	78	74	71	69
Total interest income	566	569	570	562	571
Interest expense:
Interest on deposits	7	7	7	9	13
Interest on short- and long-term borrowings	6	7	8	8	8
Total interest expense	13	14	15	17	21
Net interest income	553	555	555	545	550
Provision for credit losses:
Provision for loan losses	23	(45)	(113)	(123)	(61)
Provision for unfunded lending commitments	2	(1)	(10)	(9)	(6)
Total provision for credit losses	25	(46)	(123)	(132)	(67)
Net interest income after provision for credit losses	528	601	678	677	617
Noninterest income:
Commercial account fees	34	34	34	32	32
Card fees	25	25	24	21	22
Retail and business banking fees	19	20	18	17	18
Loan-related fees and income	22	27	21	25	25
Capital markets and foreign exchange fees	24	17	17	15	19
Wealth management fees	13	13	12	12	10
Other customer-related fees	15	15	13	11	13
Customer-related fees	152	151	139	133	139
Fair value and nonhedge derivative income (loss)	(1)	2	(5)	18	8
Dividends and other income	19	9	8	7	7
Securities gains (losses), net	20	(23)	63	11	12
Total noninterest income	190	139	205	169	166
Noninterest expense:
Salaries and employee benefits	282	285	272	288	277
Occupancy, net	32	33	33	33	33
Furniture, equipment and software, net	33	31	32	32	30
Other real estate expense, net	—	—	—	—	1
Credit-related expense	7	7	6	6	6
Professional and legal services	15	16	17	20	19
Advertising	6	4	4	5	6
FDIC premiums	7	5	6	7	6
Other	67	48	58	44	46
Total noninterest expense	449	429	428	435	424
Income before income taxes	269	311	455	411	359
Income taxes	56	71	101	89	75
Net income	213	240	354	322	284
Preferred stock dividends	(6)	(6)	(9)	(8)	(9)
Net earnings applicable to common shareholders	$207	$234	$345	$314	$275
Weighted average common shares outstanding during the period:
Basic shares (in thousands)	153,248	160,221	162,742	163,551	163,658
Diluted shares (in thousands)	153,635	160,480	163,054	163,887	163,900
Net earnings per common share:
Basic	$1.34	$1.45	$2.08	$1.90	$1.66
Diluted	1.34	1.45	2.08	1.90	1.66
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ZIONS BANCORPORATION, N.A.
Press Release – Page 11
January 24, 2022
CONSOLIDATED STATEMENTS OF INCOME

	Year Ended December 31,
(In millions, except share and per share amounts)	2021	2020	2019
	(Unaudited)
Interest income:
Interest and fees on loans	$1,935	$2,050	$2,289
Interest on money market investments	21	14	32
Interest on securities	311	304	362
Total interest income	2,267	2,368	2,683
Interest expense:
Interest on deposits	30	105	254
Interest on short- and long-term borrowings	29	47	157
Total interest expense	59	152	411
Net interest income	2,208	2,216	2,272
Provision for credit losses:
Provision for loan losses	(258)	385	37
Provision for unfunded lending commitments	(18)	29	2
Total provision for credit losses	(276)	414	39
Net interest income after provision for loan losses	2,484	1,802	2,233
Noninterest income:
Commercial account fees	134	125	121
Card fees	95	82	92
Retail and business banking fees	74	68	78
Loan-related fees and income	95	109	75
Capital markets and foreign exchange fees	73	77	78
Wealth management fees	50	44	40
Other customer-related fees	54	44	41
Customer-related fees	575	549	525
Fair value and nonhedge derivative income (loss)	14	(6)	(9)
Dividends and other investment income	43	24	43
Securities gains, net	71	7	3
Total noninterest income	703	574	562
Noninterest expense:
Salaries and employee benefits	1,127	1,087	1,141
Occupancy, net	131	130	133
Furniture, equipment and software, net	128	127	135
Other real estate expense, net	—	1	(3)
Credit-related expense	26	22	20
Professional and legal services	68	52	47
Advertising	19	19	19
FDIC premiums	25	25	25
Other	217	241	225
Total noninterest expense	1,741	1,704	1,742
Income before income taxes	1,446	672	1,053
Income taxes	317	133	237
Net income	1,129	539	816
Preferred stock dividends	(29)	(34)	(34)
Net earnings applicable to common shareholders	$1,100	$505	$782
Weighted average common shares outstanding during the year:
Basic shares (in thousands)	159,913	163,737	175,984
Diluted shares (in thousands)	160,234	165,613	186,504
Net earnings per common share:
Basic	$6.80	$3.06	$4.41
Diluted	6.79	3.02	4.16
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ZIONS BANCORPORATION, N.A.
Press Release – Page 12
January 24, 2022
Loan Balances Held for Investment by Portfolio Type
(Unaudited)

(In millions)	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
Commercial:
Commercial and industrial	$13,867	$13,230	$12,947	$12,843	$13,444
PPP	1,855	3,080	4,461	6,465	5,572
Leasing	327	293	307	310	320
Owner occupied	8,733	8,446	8,231	8,112	8,185
Municipal	3,658	3,400	3,215	3,234	2,951
Total commercial	28,440	28,449	29,161	30,964	30,472
Commercial real estate:
Construction and land development	2,757	2,843	2,576	2,443	2,345
Term	9,441	9,310	9,532	9,617	9,759
Total commercial real estate	12,198	12,153	12,108	12,060	12,104
Consumer:
Home equity credit line	3,016	2,834	2,727	2,695	2,745
1-4 family residential	6,050	6,140	6,269	6,630	6,969
Construction and other consumer real estate	638	584	593	589	630
Bankcard and other revolving plans	396	395	415	409	432
Other	113	123	125	125	124
Total consumer	10,213	10,076	10,129	10,448	10,900
Loans and leases, net of unearned income and fees	$50,851	$50,678	$51,398	$53,472	$53,476

Nonperforming Assets
(Unaudited)

(In millions)	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020

Nonaccrual loans[1]	$271	$323	$307	$324	$367
Other real estate owned[2]	1	1	1	3	4
Total nonperforming assets	$272	$324	$308	$327	$371
Ratio of nonperforming assets to loans[1] and leases and other real estate owned[2]	0.53%	0.64%	0.60%	0.61%	0.69%
Accruing loans past due 90 days or more	$8	$4	$6	$9	$12
Ratio of accruing loans past due 90 days or more to loans[1] and leases	0.02%	0.01%	0.01%	0.02%	0.02%
Nonaccrual loans and accruing loans past due 90 days or more	$279	$327	$313	$333	$379
Ratio of nonaccrual loans and accruing loans past due 90 days or more to loans[1] and leases	0.55%	0.64%	0.61%	0.62%	0.71%
Accruing loans past due 30-89 days[3]	$70	$114	$29	$100	$112
Restructured loans included in nonaccrual loans	105	121	128	134	113
Restructured loans on accrual	221	231	330	280	198
Classified loans	1,236	1,397	1,557	1,660	1,641
1 Includes loans held for sale.
2 Does not include banking premises held for sale.
3 Includes $35 million of PPP loans at December 31, 2021, which we expect will be paid in full by either the borrower or the SBA.
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ZIONS BANCORPORATION, N.A.
Press Release – Page 13
January 24, 2022
Allowance for Credit Losses
(Unaudited)

	Three Months Ended
(In millions)	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
Allowance for Loan Losses
Balance at beginning of period	$491	$535	$646	$777	$853
Provision for loan losses	23	(45)	(113)	(123)	(61)
Loan and lease charge-offs	11	8	8	21	21
Less: Recoveries	10	9	10	13	6
Net loan and lease charge-offs	1	(1)	(2)	8	15
Balance at end of period	$513	$491	$535	$646	$777
Ratio of allowance for loan losses to loans[1] and leases, at period end	1.01%	0.97%	1.04%	1.21%	1.45%
Ratio of allowance for loan losses to nonaccrual loans[1] at period end	189%	152%	175%	199%	212%
Annualized ratio of net loan and lease charge-offs to average loans	0.01%	(0.01)%	(0.02)%	0.06%	0.11%
Annualized ratio of net loan and lease charge-offs to average loans (excluding PPP loans)	0.01%	(0.01)%	(0.02)%	0.07%	0.13%
Reserve for Unfunded Lending Commitments
Balance at beginning of period	$38	$39	$49	$58	$64
Provision for unfunded lending commitments	2	(1)	(10)	(9)	(6)
Balance at end of period	$40	$38	$39	$49	$58
Allowance for Credit Losses
Allowance for loan losses	$513	$491	$535	$646	$777
Reserve for unfunded lending commitments	40	38	39	49	58
Total allowance for credit losses	$553	$529	$574	$695	$835
Ratio of total allowance for credit losses to loans[1] and leases outstanding, at period end	1.09%	1.04%	1.12%	1.30%	1.56%
Ratio of total allowance for credit losses to loans[1] and leases outstanding (excluding PPP loans), at period end	1.13%	1.11%	1.22%	1.48%	1.74%
1 Does not include loans held for sale.
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ZIONS BANCORPORATION, N.A.
Press Release – Page 14
January 24, 2022
Nonaccrual Loans by Portfolio Type
(Unaudited)

(In millions)	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020

Loans held for sale	$—	$—	$1	$—	$—
Commercial:
Commercial and industrial	$124	$157	$111	$119	$140
PPP	3	—	1	—	—
Leasing	—	—	—	—	—
Owner occupied	57	67	69	74	76
Municipal	—	—	—	—	—
Total commercial	184	224	181	193	216
Commercial real estate:
Construction and land development	—	—	—	—	—
Term	20	25	28	31	31
Total commercial real estate	20	25	28	31	31
Consumer:
Home equity credit line	14	15	18	19	16
1-4 family residential	52	58	78	80	103
Construction and other consumer real estate	—	—	—	—	—
Bankcard and other revolving plans	1	1	1	1	1
Other	—	—	—	—	—
Total consumer	67	74	97	100	120
Total nonaccrual loans	$271	$323	$307	$324	$367

Net Charge-Offs by Portfolio Type
(Unaudited)

(In millions)	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
Commercial:
Commercial and industrial	$3	$(2)	$(2)	$8	$15
PPP	—	—	—	—	—
Leasing	—	—	—	—	—
Owner occupied	—	(1)	—	—	—
Municipal	—	—	—	—	—
Total commercial	3	(3)	(2)	8	15
Commercial real estate:
Construction and land development	(3)	—	—	—	—
Term	—	—	—	—	—
Total commercial real estate	(3)	—	—	—	—
Consumer:
Home equity credit line	—	1	(1)	(1)	—
1-4 family residential	—	1	—	(1)	(1)
Construction and other consumer real estate	—	—	—	—	—
Bankcard and other revolving plans	—	—	1	1	—
Other	1	—	—	1	1
Total consumer loans	1	2	—	—	—
Total net charge-offs (recoveries)	$1	$(1)	$(2)	$8	$15
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ZIONS BANCORPORATION, N.A.
Press Release – Page 15
January 24, 2022
CONSOLIDATED AVERAGE BALANCE SHEETS, YIELDS AND RATES

(Unaudited)	Three Months Ended
	December 31, 2021		September 30, 2021		December 31, 2020
(In millions)	Average balance	Average yield/rate [1]	Average balance	Average yield/rate [1]	Average balance	Average yield/rate [1]
ASSETS
Money market investments:
Interest-bearing deposits	$11,155	0.15%	$10,977	0.15%	$906	0.26%
Federal funds sold and security resell agreements	2,189	0.49%	1,739	0.50%	4,544	0.20%
Total money market investments	13,344	0.21%	12,716	0.20%	5,450	0.21%
Securities:
Held-to-maturity	451	3.18%	557	2.87%	577	3.49%
Available-for-sale	21,661	1.52%	18,814	1.56%	14,926	1.70%
Trading account	342	4.76%	199	4.41%	198	4.55%
Total securities	22,454	1.61%	19,570	1.63%	15,701	1.81%
Loans held for sale	79	1.39%	52	3.03%	62	2.32%
Loans and leases:[2]
Commercial - excluding PPP loans	25,899	3.75%	24,854	3.76%	24,583	3.91%
Commercial - PPP loans	2,439	7.16%	3,795	6.66%	6,310	3.50%
Commercial real estate	12,228	3.39%	12,144	3.42%	12,013	3.55%
Consumer	10,125	3.29%	10,058	3.38%	11,068	3.58%
Total loans and leases	50,691	3.73%	50,851	3.82%	53,974	3.71%
Total interest-earning assets	86,568	2.64%	83,189	2.75%	75,187	3.06%
Cash and due from banks	629		597		601
Allowance for credit losses on loans and debt securities	(495)		(536)		(854)
Goodwill and intangibles	1,015		1,015		1,016
Other assets	4,168		4,291		4,110
Total assets	$91,885		$88,556		$80,060
LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits:
Savings and money market	$38,349	0.05%	$37,262	0.05%	$33,305	0.09%
Time	1,662	0.29%	1,829	0.32%	2,925	0.76%
Total interest-bearing deposits	40,011	0.06%	39,091	0.07%	36,230	0.14%
Borrowed funds:
Federal funds purchased and other short-term borrowings	641	0.07%	630	0.08%	1,336	0.08%
Long-term debt	1,017	2.54%	1,204	2.34%	1,342	2.25%
Total borrowed funds	1,658	1.59%	1,834	1.56%	2,678	1.17%
Total interest-bearing funds	41,669	0.12%	40,925	0.13%	38,908	0.21%
Noninterest-bearing demand deposits	41,397		38,320		32,036
Other liabilities	1,233		1,302		1,384
Total liabilities	84,299		80,547		72,328
Shareholders’ equity:
Preferred equity	440		440		566
Common equity	7,146		7,569		7,166
Total shareholders’ equity	7,586		8,009		7,732
Total liabilities and shareholders’ equity	$91,885		$88,556		$80,060
Spread on average interest-bearing funds		2.52%		2.62%		2.85%
Impact of net noninterest-bearing sources of funds		0.06%		0.06%		0.10%
Net interest margin		2.58%		2.68%		2.95%
Memo: total loans and leases, excluding PPP loans	48,252	3.56%	47,056	3.59%	47,664	3.74%
Memo: total cost of deposits		0.03%		0.03%		0.08%
Memo: total deposits and interest-bearing liabilities	83,066	0.06%	79,245	0.07%	70,944	0.12%
1 Rates are calculated using amounts in thousands and a tax rate of 21% for the periods presented.
2 Net of unamortized purchase premiums, discounts, and deferred loan fees and costs.
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ZIONS BANCORPORATION, N.A.
Press Release – Page 16
January 24, 2022
CONSOLIDATED AVERAGE BALANCE SHEETS, YIELDS AND RATES

(Unaudited)	Twelve Months Ended
	December 31, 2021		December 31, 2020		December 31, 2019
(In millions)	Average balance	Average yield/rate [1]	Average balance	Average yield/rate [1]	Average balance	Average yield/rate [1]
ASSETS
Money market investments:
Interest-bearing deposits	$8,917	0.14%	$965	0.49%	$717	2.23%
Federal funds sold and security resell agreements	2,129	0.40%	2,089	0.44%	629	2.61%
Total money market investments	11,046	0.19%	3,054	0.46%	1,346	2.41%
Securities:
Held-to-maturity	562	2.97%	618	3.54%	706	3.69%
Available-for-sale	18,365	1.59%	14,208	2.00%	14,389	2.36%
Trading account	246	4.43%	167	4.36%	147	4.45%
Total securities	19,173	1.67%	14,993	2.09%	15,242	2.45%
Loans held for sale	65	2.35%	96	3.89%	89	2.90%
Loans and leases:[2]
Commercial - excluding PPP loans	25,014	3.80%	25,193	4.11%	24,990	4.86%
Commercial - PPP loans	4,566	5.16%	4,534	3.22%	—	—%
Commercial real estate	12,136	3.44%	11,854	3.87%	11,675	5.11%
Consumer	10,267	3.44%	11,435	3.71%	11,600	4.22%
Total loans and leases	51,983	3.76%	53,016	3.89%	48,265	4.77%
Total interest-earning assets	82,267	2.79%	71,159	3.37%	64,942	4.17%
Cash and due from banks	605		619		610
Allowance for credit losses on loans and debt securities	(612)		(733)		(501)
Goodwill and intangibles	1,015		1,015		1,014
Other assets	4,122		3,997		3,506
Total assets	$87,397		$76,057		$69,571
LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits:
Savings and money market	$36,717	0.06%	$31,100	0.19%	$26,852	0.60%
Time	2,020	0.41%	3,706	1.22%	4,868	1.94%
Total interest-bearing deposits	38,737	0.08%	34,806	0.30%	31,720	0.80%
Borrowed funds:
Federal funds purchased and other short-term borrowings	802	0.07%	1,888	0.52%	4,719	2.36%
Long-term debt	1,211	2.36%	1,544	2.45%	1,236	3.69%
Total borrowed funds	2,013	1.45%	3,432	1.39%	5,955	2.64%
Total interest-bearing funds	40,750	0.14%	38,238	0.40%	37,675	1.09%
Noninterest-bearing demand deposits	37,520		28,883		23,361
Other liabilities	1,259		1,320		1,004
Total liabilities	79,529		68,441		62,040
Shareholders’ equity:
Preferred equity	497		566		566
Common equity	7,371		7,050		6,965
Total shareholders’ equity	7,868		7,616		7,531
Total liabilities and shareholders’ equity	$87,397		$76,057		$69,571
Spread on average interest-bearing funds		2.65%		2.97%		3.08%
Impact of net noninterest-bearing sources of funds		0.07%		0.18%		0.46%
Net interest margin		2.72%		3.15%		3.54%
Memo: total loans and leases, excluding PPP loans	47,417	3.63%	48,482	3.96%	48,265	4.77%
Memo: total cost of deposits		0.04%		0.17%		0.46%
Memo: total deposits and interest-bearing liabilities	78,270	0.07%	67,121	0.22%	61,036	0.67%
1 Rates are calculated using amounts in thousands and a tax rate of 21% for the periods presented.
2 Net of unamortized purchase premiums, discounts, and deferred loan fees and costs.
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ZIONS BANCORPORATION, N.A.
Press Release – Page 17
January 24, 2022
GAAP to Non-GAAP Reconciliations
(Unaudited)
This press release presents non-GAAP financial measures, in addition to GAAP financial measures, to provide investors with additional information. The adjustments to reconcile from the applicable GAAP financial measures to the non-GAAP financial measures are presented in the following schedules. We consider these adjustments to be relevant to ongoing operating results and to provide a meaningful base for period-to-period and company-to-company comparisons. We use these non-GAAP financial measures to assess our performance, financial position, and for presentations of our performance to investors. We believe that presenting these non-GAAP financial measures permits investors to assess our performance on the same basis as that applied by our management and the financial services industry.
Non-GAAP financial measures have inherent limitations and are not necessarily comparable to similar capital measures that may be presented by other financial services companies. Although non-GAAP financial measures are frequently used by stakeholders to evaluate a company, they have limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of results reported under GAAP.
Tangible Common Equity and Related Measures
Tangible common equity and related measures are non-GAAP measures that exclude the impact of intangible assets and their related amortization. We believe these non-GAAP measures provide useful information about our use of shareholders’ equity and provide a basis for evaluating the performance of a business more consistently, whether acquired or developed internally.

		Three Months Ended
(Dollar amounts in millions)		December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
Return on Average Tangible Common Equity
Net earnings applicable to common shareholders, net of tax	(a)	$207	$234	$345	$314	$275
Average common equity (GAAP)		$7,146	$7,569	$7,436	$7,333	$7,166
Average goodwill and intangibles		(1,015)	(1,015)	(1,015)	(1,016)	(1,016)
Average tangible common equity (non-GAAP)	(b)	$6,131	$6,554	$6,421	$6,317	$6,150
Number of days in quarter	(c)	92	92	91	90	92
Number of days in year	(d)	365	365	365	365	366
Return on average tangible common equity (non-GAAP)	(a/b/c)*d	13.4%	14.2%	21.6%	20.2%	17.8%

(In millions, except shares and per share amounts)		December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
Tangible Book Value per Common Share
Total shareholders’ equity (GAAP)		$7,463	$7,774	$8,033	$7,933	$7,886
Preferred stock		(440)	(440)	(440)	(566)	(566)
Goodwill and intangibles		(1,015)	(1,015)	(1,015)	(1,016)	(1,016)
Tangible common equity (non-GAAP)	(a)	$6,008	$6,319	$6,578	$6,351	$6,304
Common shares outstanding (in thousands)	(b)	151,625	156,530	162,248	163,800	164,090
Tangible book value per common share (non-GAAP)	(a/b)	$39.62	$40.37	$40.54	$38.77	$38.42

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ZIONS BANCORPORATION, N.A.
Press Release – Page 18
January 24, 2022
Efficiency Ratio and Adjusted Pre-Provision Net Revenue
The efficiency ratio is a measure of operating expense relative to revenue. We believe the efficiency ratio provides useful information regarding the cost of generating revenue. The methodology of determining the efficiency ratio may differ among companies. We make adjustments to exclude certain items that are not generally expected to recur frequently, as identified in the subsequent schedule, which we believe allow for more consistent comparability among periods. Adjusted noninterest expense provides a measure as to how well we are managing our expenses; adjusted pre-provision net revenue (“PPNR”) enables management and others to assess our ability to generate capital to cover credit losses through a credit cycle. Taxable-equivalent net interest income allows us to assess the comparability of revenue arising from both taxable and tax-exempt sources.

		Three Months Ended
(In millions)		December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
Efficiency Ratio
Noninterest expense (GAAP)	(a)	$449	$429	$428	$435	$424
Adjustments:
Severance costs		—	1	—	—	1
Other real estate expense, net		—	—	—	—	1
Amortization of core deposit and other intangibles		1	—	—	—	—
Restructuring costs		—	—	—	—	(1)
Pension termination-related expense		—	—	—	(5)	—
SBIC investment success fee accrual [1]		2	(4)	9	—	—
Total adjustments	(b)	3	(3)	9	(5)	1
Adjusted noninterest expense (non-GAAP)	(a-b)=(c)	$446	$432	$419	$440	$423

Net interest income (GAAP)	(d)	$553	$555	$555	$545	$550
Fully taxable-equivalent adjustments	(e)	10	7	7	8	7
Taxable-equivalent net interest income (non-GAAP)	(d+e)=(f)	563	562	562	553	557
Noninterest income (GAAP)	(g)	190	139	205	169	166
Combined income (non-GAAP)	(f+g)=(h)	753	701	767	722	723
Adjustments:
Fair value and nonhedge derivative income (loss)		(1)	2	(5)	18	8
Securities gains (losses), net		20	(23)	63	11	12
Total adjustments	(i)	19	(21)	58	29	20
Adjusted taxable-equivalent revenue (non-GAAP)	(h-i)=(j)	$734	$722	$709	$693	$703

Pre-provision net revenue (PPNR) (non-GAAP)	(h)-(a)	$304	$272	$339	$287	$299
Adjusted PPNR (non-GAAP)	(j)-(c)	288	290	290	253	280
Efficiency ratio (non-GAAP)	(c/j)	60.8%	59.8%	59.1%	63.5%	60.2%
1 The success fee accrual is associated with the unrealized gain/(loss) from our SBIC investment in Recursion Pharmaceuticals, Inc., and is adjusted based on the mark-to-market value of the investment. The unrealized gain/(loss) is excluded from the efficiency ratio through securities gains (losses), net.

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ZIONS BANCORPORATION, N.A.
Press Release – Page 19
January 24, 2022

		Twelve Months Ended
(In millions)		December 31, 2021	December 31, 2020
Efficiency Ratio
Noninterest expense (GAAP)	(a)	$1,741	$1,704
Adjustments:
Severance costs		1	1
Other real estate expense		—	1
Amortization of core deposit and other intangibles		1	—
Restructuring costs		—	1
Pension termination-related expense		(5)	28
SBIC investment success fee accrual [1]		7	—
Total adjustments	(b)	4	31
Adjusted noninterest expense (non-GAAP)	(a-b)=(c)	$1,737	$1,673

Net interest income (GAAP)	(d)	$2,208	$2,216
Fully taxable-equivalent adjustments	(e)	32	28
Taxable-equivalent net interest income (non-GAAP)	(d+e)=(f)	2,240	2,244
Noninterest income (GAAP)	(g)	703	574
Combined income (non-GAAP)	(f+g)=(h)	2,943	2,818
Adjustments:
Fair value and nonhedge derivative loss		14	(6)
Securities gains, net		71	7
Total adjustments	(i)	85	1
Adjusted taxable-equivalent revenue (non-GAAP)	(h-i)=(j)	$2,858	$2,817

Pre-provision net revenue (PPNR)	(h)-(a)	$1,202	$1,114
Adjusted PPNR (non-GAAP)	(j)-(c)	1,121	1,144
Efficiency ratio (non-GAAP)	(c/j)	60.8%	59.4%
1 The success fee accrual is associated with the unrealized gain/(loss) from our SBIC investments and is adjusted based on the mark-to-market value of the investments. The gains/(losses) related to these investments are excluded from the efficiency ratio through securities gains (losses), net.
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